EXHIBIT 23.1

PARKS, TSCHOPP,
WHITCOMB                                            2600 Maitland Center Parkway
& ORR,                                              Suite 330
P.A                                                 Maitland, Florida 32751
                                                    Telephone: 407 875-2760
                                                    Fax: 407 575-2762







                          INDEPENDENT AUDITORS' CONSENT






We consent to the incorporation by reference in the Registration Statement of Bio-One Corporation on Form S-8 to be filed on or about July 11, 2001 of our report dated January 17, 2001 on the consolidated financial statements of Bio-One Corporation, and subsidiaries which expresses an unqualified opinion appearing in the Annual Report on Form 10-KSB of Bio-One Corporation, for the years ended December 31, 2000 and 1999.



/s/ Parks, Tschopp, Whitcomb  & Orr, P.A.

Maitland, Florida
July 10, 2001